CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


     We hereby consent to the use in the Form 10-SB Registration Statement of Intercontinental Capital Fund, Inc. our report as of October 20, 1999 dated October 21, 1999 relating to the financial statement of Intercontinental Capital Fund, Inc. which appears in such Form 10-SB.


                                        /s/ Barry L. Friedman
                                        -----------------------------
                                        Barry L. Friedman
                                        Certified Public Accountant

Las Vegas, Nevada
October 21, 1999